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                                                                    Exhbiit 5.10


                       [HERZOG, FOX & NEEMAN LETTERHEAD]

                                                               December 19, 2002
                                                               File No. 15542

HERBALIFE INTERNATIONAL, INC,
AND EACH OF THE GUARANTORS
OF THE SERIES B NOTES (LISTED ON SCHEDULE A HERETO)
1800 CENTURY PARK EAST
LOS ANGELES, CA 90067

CHADBOURNE & PARKE LLP
30 ROCKEFELLER PLAZA
NEW YORK, NY 10112

Ladies and Gentlemen:


                Re: HERBALIFE INTERNATIONAL OF ISRAEL (1990) LTD.


As legal counsel to Herbalife International of Israel (1990) Ltd. (the "COMPANY"), we hereby submit our opinion, as set forth below, in connection with the offer to exchange (the "EXCHANGE OFFER") 11-3/4% Series B Senior Subordinated Notes due 2010 (the "SERIES B NOTES") of Herbalife International, Inc., a Nevada corporation (the "ISSUER"), for an equal principal amount of the Issuer's outstanding 11-3/4% Series A Senior Subordinated Notes due 2010 (the "SERIES A NOTES"), and in connection with the preparation of the prospectus (the "PROSPECTUS") contained in the registration statement on Form S-4 (the "REGISTRATION STATEMENT (NO. 333-101188)") filed with the Securities and Exchange Commission by the Issuer and certain guarantors, including the Company (such guarantors are hereinafter referred to as the "GUARANTORS" and the Guarantors, together with the Issuer, are hereinafter referred to as the "REGISTRANTS") for the purpose of registering the Series B Notes and the guarantees by the Guarantors of the Issuer's obligations under the Series B Notes
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(the "GUARANTEES") under the Securities Act of 1933, as amended (the "ACT").
The Series A Notes have been, and the Series B Notes and the Guarantees will be, issued pursuant to an Indenture, dated as of June 27, 2002, between WH Acquisition Corp. (whose obligations were assumed by the Issuer upon the consummation of the merger of the Issuer with WH Acquisition Corp.), the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"), as supplemented by the Supplemental Indenture dated as of July 31, 2002 (the "INDENTURE"). Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

In our capacity as counsel to the Company, we have examined originals or copies of such documents of or pertaining to the Company, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of the opinion set forth below. In rendering the opinion set forth below and on such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), and have been executed and delivered in accordance with such authority by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

The opinions hereinafter expressed are further subject to the following qualifications and exceptions:

(i) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) The effect of non-Israeli laws, judicial determinations or governmental actions affecting creditors' rights or the Company's performance of its obligations under the Guarantee, the Indenture, the Supplemental Indenture dated as of July 31, 2002, the Joinder to the Purchase Agreement dated as of July 31, 2002 and the Joinder to the Registration Rights Agreement dated as of July 31, 2002 (the "NOTE DOCUMENTS");

(iii) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any documents referred to herein and the effect of judicial decisions which have held that certain provisions are unenforceable where the enforcement thereof would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where the breach thereof is not material; and

(iv) Our opinions expressed herein are based upon current Israeli statutes, rules, regulations, cases and official interpretive opinions.

We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion. We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

Based upon the foregoing, and subject to the qualifications and exceptions noted herein, we are of the opinion that:
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            (1) The Company is duly organized, validly existing and in good standing under the laws of the State of Israel.

            (2) The Company has all the corporate power and authority to execute, deliver and perform all of its obligations under each of the Note Documents to which it is a party, provided, however, that the scope and amount of its obligations are to the extent permitted under applicable Israeli Law. The execution, delivery and performance by the Company of each of the Note Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action. Each of the Note Documents to which the Company is a party has been duly executed and delivered by the Company.

            (3) Each of the Note Documents to which the Company is a party constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, provided, however, that the scope and amount of the Company's obligations are to the extent permitted under applicable Israeli Law.(4) The choice of law of the State of New York, United States of America as the governing law of the Note Documents to which the company is a party is likely to be upheld as a valid choice of law by the courts of the State of Israel. If any Note Document to which the company is a party is sought to be enforced in the State of Israel in accordance with the laws of the State of New York, United States of America, the courts of competent jurisdiction in the State of Israel would probably recognize the choice of law and apply the laws of the State of New York, United States of America.

This opinion is rendered only to you and is solely for your benefit in connection with the offering of the Series B Notes under the Prospectus. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (No. 333-101188). This opinion may not be relied upon by you for any other purpose; nor may this opinion be provided to, quoted to or relied upon by, any other person or entity, for any purpose, without our prior written consent. The opinion expressed herein is as of the date hereof, and we make no undertaking to supplement the same.




                                            Very truly yours,

                                            Herzog, Fox & Neeman, Adv.
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                                   Schedule A

Herbalife International Do Brasil Ltda.
Herbalife (UK) Limited
Herbalife Europe Limited
Herbalife International Finland OY
Herbalife International of Israel (1990) Ltd.
Herbalife of Japan K.K.
Herbalife International de Mexico, S.A. de C.V.
Herbalife Products de Mexico, S.A.de C.V.
Herbalife Sweden Aktiebolag
Herbalife China, LLC
Herbalife International of America, Inc.
Herbalife International Communications Inc.
Herbalife International Distribution, Inc.
Herbalife International of Europe, Inc.
Herbalife Taiwan, Inc.
Herbalife International (Thailand) Ltd.
WH Luxembourg CM S.A.R.L.
WH Luxembourg Intermediate Holdings S.A.R.L.
WH Luxembourg Holdings S.A.R.L.
WH Intermediate Holdings Ltd.